SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING:  1/31/2007
FILE NUMBER: 811-5686
SERIES NO.:  12

72DD.   1.   Total income dividends for which record date passed during the period. (000's Omitted)
             Class A                                                   6,809
        2.   Dividends for a second class of open-end company shares
             (000's Omitted)
             Class B                                                     740
             Class C                                                   1,312
             Class R                                                      37
             Institutional Class                                         310

73A.          Payments per share outstanding during the entire current period:
              (form nnn.nnnn)
        1.    Dividends from net investment income
              Class A                                                 0.3868
        2.    Dividends for a second class of open-end company shares
              (form nnn.nnnn)
              Class B                                                 0.3308
              Class C                                                 0.3309
              Class R                                                 0.3681
              Institutional Class                                     0.4150

74U.    1.    Number of shares outstanding (000's Omitted)
              Class A                                                 25,227
        2.    Number of shares outstanding of a second class of open-end company shares (000's Omitted)
              Class B                                                  3,067
              Class C                                                  5,887
              Class R                                                    142
              Institutional Class                                        843


74V.    1.    Net asset value per share (to nearest cent)
              Class A                                                  16.56
        2.    Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B                                                  16.55
              Class C                                                  16.55
              Class R                                                  16.56
              Institutional Class                                      16.55